Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232089 and 333-260577) of Luckin Coffee Inc. of our reports dated March 27, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Luckin Coffee Inc., which appear in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

Shanghai, The People’s Republic of China

March 27, 2026